Exhibit 10.1

KITE REALTY GROUP TRUST

2013 EQUITY INCENTIVE PLAN

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9.	TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS	15
	9.1 Right to Payment and Grant Price	15
	9.2 Other Terms	16
	9.3 Term	16
	9.4 Transferability of SARs	16
	9.5 Family Transfers	16
10.	TERMS AND CONDITIONS OF RESTRICTED SHARES, RESTRICTED SHARE UNITS AND DEFERRED SHARE UNITS	17
	10.1 Grant of Restricted Shares, Restricted Share Units and Deferred Share Units	17
	10.2 Restrictions	17
	10.3 Registration; Restricted Share Certificates	17
	10.4 Rights of Holders of Restricted Shares	17
	10.5 Rights of Holders of Restricted Share Units and Deferred Share Units	18
	10.5.1 Voting and Dividend Rights	18
	10.5.2 Creditor’s Rights	18
	10.6 Termination of Service	18
	10.7 Purchase of Restricted Shares and Shares Subject to Restricted Share Units and Deferred Share Units	19
	10.8 Delivery of Shares	19
11.	TERMS AND CONDITIONS OF UNRESTRICTED SHARES AND OTHER EQUITY-BASED AWARDS	19
	11.1 Unrestricted Shares	19
	11.2 Other Equity-Based Awards	19
12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES	20
	12.1 General Rule	20
	12.2 Surrender of Shares	20
	12.3 Cashless Exercise	20
	12.4 Other Forms of Payment	20
13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS	20
	13.1 Dividend Equivalent Rights	20
	13.2 Termination of Service	21
14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS	21
	14.1 Grant of Performance-Based Awards	21
	14.2 Value of Performance-Based Awards	21
	14.3 Earning of Performance-Based Awards	21
	14.4 Form and Timing of Payment of Performance-Based Awards	21
	14.5 Performance Conditions	22
	14.6 Performance-Based Awards Granted to Designated Covered Employees	22
	14.6.1 Performance Goals Generally	22
	14.6.2 Timing For Establishing Performance Goals	22
	14.6.3 Payment of Awards; Other Terms	22
	14.6.4 Performance Measures	23
	14.6.5 Evaluation of Performance	25
	14.6.6 Adjustment of Performance-Based Compensation	25
	14.6.7 Committee Discretion	25
	14.7 Status of Awards Under Code Section 162(m)	25
15.	PARACHUTE LIMITATIONS	25
16.	REQUIREMENTS OF LAW	26
	16.1 General	26
	16.2 Rule 16b-3	27

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17.	EFFECT OF CHANGES IN CAPITALIZATION	27
	17.1 Changes in Shares	27
	17.2 Reorganization in Which the Company Is the Surviving Entity That Does not Constitute a Corporate Transaction	27
	17.3 Corporate Transaction	28
	17.4 Corporate Transaction in which Awards granted after the Amendment Date are not Assumed	29
	17.5 Corporate Transaction in which Awards Granted after the Amendment Date are Assumed	30
	17.6 Adjustments	30
	17.7 No Limitations on Company	31
18.	GENERAL PROVISIONS	31
	18.1 Disclaimer of Rights	31
	18.2 Nonexclusivity of the Plan	31
	18.3 Withholding Taxes	31
	18.4 Captions	32
	18.5 Construction	32
	18.6 Other Provisions	32
	18.7 Number and Gender	32
	18.8 Severability	32
	18.9 Governing Law	33
	18.10 Code Section 409A	33

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KITE REALTY GROUP TRUST

2013 EQUITY INCENTIVE PLAN

1.                       PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of awards of share options, share appreciation rights, restricted shares, restricted share units, deferred share units, unrestricted shares, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. Share options granted under the Plan may be nonqualified share options or incentive share options, as provided in the Plan.

The Plan is an amendment and restatement of the Prior Plan. Awards granted under the Prior Plan prior to the Amendment Date will be subject to the terms of the Plan, except to the extent that the terms of the Plan are inconsistent with the terms of such Awards.

2.                       DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions will apply:

2.1 “Affiliate” means any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. Notwithstanding the foregoing, the entities listed on Exhibit A (as updated by the Company from time to time), will not be Affiliates of the Company.

2.2 “Amendment Date” means May 8, 2013, subject to approval of the Plan by the Company’s shareholders on such date, the Plan having been approved by the Board on March 29, 2013.

2.3 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Shares are listed.

2.4 “Award” means a grant under the Plan of an Option, a Share Appreciation Right, Restricted Shares, a Restricted Share Unit, a Deferred Share Unit, Unrestricted Shares, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.5 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6 “Award Shares” will have the meaning set forth in Section 17.4(a)(ii).

2.7 “Benefit Arrangement” will have the meaning set forth in Section 15.

2.8 “Board” means the Board of Trustees of the Company.

2.9 “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between the Grantee and the Company or an Affiliate, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between such Grantee and the Company or an Affiliate. Any determination by the Committee whether an event constituting Cause has occurred will be final, binding and conclusive.

2.10 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code section will be deemed to include, as applicable, regulations promulgated under such Code section.

2.11 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which will be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.12 “Company” means Kite Realty Group Trust, a Maryland real estate investment trust.

2.13 “Conversion Multiple” will have the meaning set forth in Article I of the Limited Partnership Agreement.

2.14 “Corporate Transaction” means, with respect to an Award, unless otherwise provided in an applicable agreement between the Grantee and the Company or an Affiliate, the occurrence, in a single transaction or in a series of related transactions, of any one of the following: (a) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity; (b) a consummated sale of all or substantially all of the assets of the Company to another person or entity; (c) any transaction (including a merger or reorganization in which the Company is the surviving entity) that results in any person or entity (other than persons or entities who are shareholders or Affiliates immediately prior to the transaction) owning 30% or more of the combined voting power of all classes of shares of the Company; or (d) individuals who, on the Original Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the Original Effective Date whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without written objection to such nomination) will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board. If required for compliance with Code Section 409A, in no event will a Corporate Transaction be deemed to have occurred if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

2.15 “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.16 “Deferred Share Unit” means a Restricted Share Unit, the terms of which provide for delivery of the underlying Shares after the date of vesting, at a time or times consistent with the requirements of Code Section 409A, awarded to a Grantee pursuant to Section 10.

2.17 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a Share is required to be established for purposes of the Plan.

2.18 “Disability” means the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided that, with respect to rules regarding expiration of an Incentive Share Option following termination of a Grantee’s Service, Disability will mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

2.19 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Shares, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of Shares.

2.20 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.22 “Fair Market Value” means the fair market value of a Share for purposes of the Plan, which will be determined as of any Determination Date as follows:

(a) If on such Determination Date the Shares are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a Share will be the closing price of the Share on such Determination Date as reported on such Stock Exchange or such Securities Market; provided that if there is no such reported closing price, the Fair Market Value will be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such Determination Date; provided further, that if there is more than one such Stock Exchange or Securities Market, the Committee will designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination. If there is no such reported closing price on such Determination Date, the Fair Market Value of a Share will be the closing price of the Share on the next preceding day on which any sale of Shares will have been reported on such Stock Exchange or such Securities Market.

(b) If on such Determination Date the Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Share will be the value of the Share on such Determination Date as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.22 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Company using any reasonable method; provided that for any Shares subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares will be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.23 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee; (b) any person sharing such Grantee’s household (other than a tenant or employee); (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than 50% of the beneficial interest; (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets; and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than 50% of the voting interests.

2.24 “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.25 “Grantee” means a person who receives or holds an Award under the Plan.

2.26 “Incentive Share Option” means an “incentive share option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.27 “Limited Partnership” means Kite Realty Group, L.P., a Delaware limited partnership.

2.28 “Limited Partnership Agreement” means the Limited Partnership’s Amended and Restated Agreement of Limited Partnership, as amended or restated from time to time.

2.29 “Nonqualified Share Option” means an Option that is not an Incentive Share Option.

2.30 “Option” means an option to purchase one or more Shares pursuant to the Plan.

2.31 “Option Price” means the exercise price for each Share subject to an Option.

2.32 “Original Effective Date” means July 23, 2004, the date on which the Prior Plan was approved by the Board.

2.33 “Other Agreement” will have the meaning set forth in Section 15.

2.34 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, other than an Option, a Share Appreciation Right, Restricted Shares, a Restricted Share Unit, a Deferred Share Unit, Unrestricted Shares, a Dividend Equivalent Right or a Performance Share.

2.35 “Outside Trustee” means a member of the Board who is not an Employee.

2.36 “Parachute Payment” will have the meaning set forth in Section 15(a).

2.37 “Partnership Unit” will have the meaning set forth in the Limited Partnership Agreement.

2.38 “Performance-Based Award” means an Award of an Option, a Share Appreciation Right, Restricted Shares, Restricted Share Units, Deferred Share Units, Performance Shares, an Other Equity-Based Award or cash made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.39 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan will be construed to mean that an Award that does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.40 “Performance Measures” means measures as specified in Section 14.6.4 on which the performance goals under Performance-Based Awards are based and that are approved by the Company’s shareholders pursuant to, and to the extent required by, the Plan to qualify such Performance-Based Awards as Performance-Based Compensation.

2.41 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.42 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten years.

2.43 “Plan” means this Kite Realty Group Trust 2013 Equity Incentive Plan (which is an amendment and restatement of the Prior Plan), as amended from time to time.

2.44 “Prior Plan” means the Kite Realty Group Trust 2004 Equity Incentive Plan, as amended.

2.45 “Restricted Period” will have the meaning set forth in Section 10.2.

2.46 “Restricted Share” means a Share awarded to a Grantee pursuant to Section 10.

2.47 “Restricted Share Unit” or “Share Unit” (as referred to in the Prior Plan) means a bookkeeping entry representing the equivalent of one Share awarded to a Grantee pursuant to Section 10.

2.48 “SAR Price” will have the meaning set forth in Section 9.1.

2.49 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.50 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties will not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service will have occurred for purposes of the Plan will be final, binding and conclusive. If a Service Provider’s employment or other service relationship is with an

Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service will be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.

2.51 “Service Provider” means an Employee, officer, director, or trustee of the Company or an Affiliate, or a consultant or adviser (who is a natural person) to the Company or an Affiliate currently providing direct services to the Company or an Affiliate.

2.52 “Share” means the common shares of beneficial interest, par value $0.01 per share, of the Company or any security that Shares may be changed into or for which Shares may be exchanged as provided in Section 17.1.

2.53 “Share Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.54 “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.

2.55 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of shares, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, trustees, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary; provided that (a) such entity could be considered as a subsidiary according to U.S. generally accepted accounting principles, and (b) in the case of an Award of an Option or a Share Appreciation Right, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.56 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.57 “Ten Percent Shareholder” means a natural person who owns more than ten percent of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining share ownership, the attribution rules of Code Section 424(d) will be applied.

2.58 “Unrestricted Share” will have the meaning set forth in Section 11.

3.                    PLAN ADMINISTRATION

3.1                          Committee.

3.1.1                     Powers and Authorities.

The Committee will administer the Plan and will have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee will have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and will have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and conditions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations will be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee will have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee will be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, any Award or any Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

Notwithstanding any provision of the Plan to the contrary, the Committee will not take any action or grant any Awards under the Plan that could cause the Company to fail to qualify as a real estate investment trust for federal income tax purposes.

3.1.2                     Composition of Committee.

The Committee will be a committee composed of not fewer than two trustees of the Company designated by the Board to administer the Plan. Each member of the Committee will be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Code Section 162(m)(4)(C)(i) and, for so long as the Shares are listed on the New York Stock Exchange, an “independent director” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual; provided that any action taken by the Committee will be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3                     Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more trustees of the Company who need not be Outside Trustees, which committee may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or trustees of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) and, for so long as the Shares are listed on the New York Stock Exchange, the rules of such Stock Exchange.

3.2                          Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board will determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3                          Terms of Awards.

3.3.1                     Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee will have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of Shares to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option, the SAR Price of any SAR or the purchase price for Restricted Shares), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject to the Award, the treatment of an Award in the event of a Corporate Transaction (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Share Options;

(e) prescribe the form of each Award Agreement evidencing an Award; and

(f) subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority will include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award will, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

3.3.2                     Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award under such Award Agreement on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company policy or procedure, (f) other agreement, or (g) any other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee is an Employee of the Company or an Affiliate and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and the Grantee, as applicable.

Any Award granted pursuant to the Plan will be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

3.4                          No Repricing.

Except in connection with a corporate transaction involving the Company (including any share dividend, distribution (whether in the form of cash, Shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or the strike price of such outstanding SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price or strike price, as applicable, that is less than the exercise price or strike price of the original Options or SARs; (c) cancel outstanding Options or SARs with an exercise price or strike price, as applicable, above the current share price in exchange for cash or other securities; or (d) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.

3.5                          Issuance of Partnership Units: Options.

(a) Issuance of Partnership Units and Capital Account Adjustments. Upon the exercise of an Option, the Limited Partnership will issue to the Company a number of Partnership Units equal to (i) the number of Shares issued to the Grantee, divided by (ii) the Conversion Multiple. The Company’s capital account in the Limited Partnership will be credited with an amount equal to the aggregate Fair Market Value of the Shares issued upon exercise of the Option.

(b) Cash Contributions by the Company. Upon exercise of an Option, the Company will contribute to the Limited Partnership an amount of cash equal to the aggregate Option Price paid by the Grantee for the Shares issued upon exercise, regardless of whether the Grantee pays the Option Price in cash, Shares or a combination thereof; provided that, if the Grantee pays with Shares, the Company will have the right to cancel the Shares received, in which event Partnership Units held by the Company in an amount equal to the Shares canceled multiplied by the Conversion Multiple will be canceled by the Limited Partnership. The Company’s contribution of cash to the Limited Partnership pursuant to the preceding sentence will not be treated as a contribution to capital and the Company’s capital account in the Limited Partnership will not be credited with the amount of cash so contributed.

(c) Fractional Share Cash Reimbursements by the Limited Partnership. The Limited Partnership will reimburse the Company for any cash paid with respect to a fractional Share upon the surrender of an Option in accordance with the Plan. Such reimbursement will be treated as the reimbursement of an expense incurred by the Company on behalf of the Limited Partnership, will not be treated as a distribution by the Limited Partnership to the Company and will not reduce the Company’s capital account in the Limited Partnership.

3.6   Issuance of Partnership Units: Restricted Shares and Unrestricted Shares.

Upon the grant of Restricted Shares and Unrestricted Shares, the Limited Partnership will issue to the Company a corresponding number of Partnership Units equal to (a) the number of Shares awarded to the Grantee pursuant to the corresponding Award, divided by (b) the Conversion Multiple, which Partnership Units are subject to the same restrictions or conditions as those applicable to the corresponding Award. Upon the lapse of restrictions or payment of the Award, as applicable, the restrictions applicable to the corresponding restricted Partnership Units referred to in this Section 3.6 also will lapse. The Company’s capital account in the Limited Partnership will be adjusted, as appropriate, to reflect the issuance of Shares, and such capital account also will be adjusted, as appropriate, in the event that the Shares subject to the Award are forfeited or the restrictions on the Award lapse.

3.7   Issuance of Partnership Units: Other Awards.

Upon the payment of Restricted Share Units, Deferred Share Units, SARs payable in Shares or Awards other than Options, Restricted Shares and Unrestricted Shares that are payable in Shares, the Limited Partnership will issue to the Company a corresponding number of Partnership Units equal to (a) the number of Shares awarded to the Grantee pursuant to the corresponding Award, divided by (b) the Conversion Multiple, which Partnership Units are subject to the same restrictions or conditions as those applicable to the corresponding Award. The Company’s capital account in the Limited Partnership will be adjusted, as appropriate, to reflect the issuance of Shares, and such capital account also will be adjusted to reflect the issuance of Shares.

3.8   Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Share Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals will be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a “separation from service” (as defined for purposes of Code Section 409A) occurs.

3.9                          No Liability.

No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.10 Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the Shares issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.                    SHARES SUBJECT TO THE PLAN

4.1                          Number of Shares Available for Awards.

Subject to such additional Shares as will be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, the maximum number of Shares available for issuance under the Plan will be equal the sum of (i) 6,000,000 Shares plus (ii) the number of Shares available for future Awards under the Prior Plan as of the Amendment Date plus (iii) the number of Shares related to Awards outstanding under the Prior Plan as of the Amendment Date that thereafter terminate by expiration of forfeiture, cancellation, or otherwise without the issuance of such Shares. Such Shares may be authorized and unissued Shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the Shares available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Shares available for issuance under the Plan will be available for issuance pursuant to Incentive Share Options.

4.2                          Adjustments in Authorized Shares.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee will have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of Shares available for issuance under the Plan pursuant to Section 4.1 will be increased by the number of Shares subject to any such assumed and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and will not reduce the number of Shares otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Shares are listed.

4.3                          Share Usage.

(a) Shares subject to an Award will be counted as used as of the Grant Date.

(b) Any Shares that are subject to Awards, including Shares acquired through dividend reinvestment pursuant to Section 10.4, will be counted against the share issuance limit set forth in Section 4.1 as one Share for every one Share subject to an Award. The number of Shares subject to an Award of SARs will be counted against the share issuance limit set forth in Section 4.1 as one Share for every one Share subject to such Award regardless of the number of Shares actually issued to settle such SARs upon the exercise of the SARs. The target number of Shares issuable under a Performance Share grant will be counted against the share issuance limit set forth in Section 4.1 as of the Grant Date, but such number will be adjusted to equal the actual number of Shares issued upon settlement of the Performance Shares to the extent different from such target number of Shares.

(c) Notwithstanding anything to the contrary in Section 4.1, any Shares related to Awards under the Plan or the Prior Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares will be available again for issuance under the Plan in the same amount as such Shares were counted against the limit set forth in Section 4.1.

(d) The number of Shares available for issuance under the Plan will not be increased by the number of Shares (i) tendered or withheld or subject to an Award granted under the Plan or the Prior Plan surrendered in connection with the purchase of Shares upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award granted under the Plan or the Prior Plan in connection with the Company’s tax withholding obligations as provided in Section 18.3, (iii) purchased by the Company with proceeds from Option exercises, or (iv) subject to a SAR granted under the Plan or the Prior Plan that is settled in Shares that were not issued upon the net settlement or net exercise of such SAR.

5.                    ORIGINAL EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

5.1                          Original Effective Date.

The Plan was effective as of the Original Effective Date. The Plan, as amended and restated, will become effective as of the Amendment Date.

5.2                          Term.

The Plan will terminate automatically ten years after the Amendment Date and may be terminated on any earlier date as provided in Section 5.3.

5.3                          Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any Shares as to which Awards have not been made. The effectiveness of any amendment to the Plan will be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Shares are then listed); provided that no amendment will be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s shareholders. No amendment, suspension or termination of the Plan will impair rights or obligations under any outstanding Award made under the Plan without the Grantee’s consent.

6.                   AWARD ELIGIBILITY AND LIMITATIONS

6.1                          Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to (i) any Service Provider, as the Committee will determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2                          Limitation on Shares Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and provided that the Company is subject to Code Section 162(m):

(a) the maximum number of Shares subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is 750,000 Shares;

(b) the maximum number of Shares that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6 is 750,000 Shares; and

(c) the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of 12 months or less to any person eligible for an Award will be $2 million dollars and the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of greater than 12 months to any person eligible for an Award will be $5 million dollars.

The limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3                          Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee will require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Share Option and consistent with Code Section 409A for any other Option or SAR.

7.                    AWARD AGREEMENT

Each Award granted pursuant to the Plan will be evidenced by an Award Agreement, which will be in such form or forms as the Committee will from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions, but will be consistent with the terms of the Plan. Each Award Agreement evidencing an Option will specify whether such Option is intended to be Nonqualified Share Options or Incentive Share Options, and, in the absence of such specification, such Option will be deemed to constitute a Nonqualified Share Option.

8.                    TERMS AND CONDITIONS OF OPTIONS

8.1                          Option Price.

The Option Price of each Option will be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option will be at least the Fair Market Value of one Share on the Grant Date; provided that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option will be not less than 110% of the Fair Market Value of one Share on the Grant Date. In no case will the Option Price of any Option be less than the par value of a Share.

8.2                          Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan will become exercisable at such times and under such conditions as the Committee determines and states in the Award Agreement, in another agreement with the Grantee or otherwise in writing; provided that no Option will be granted to a person who is entitled to overtime under Applicable Laws that will vest or be exercisable within a six-month period starting on the Grant Date.

8.3                          Term.

Each Option granted under the Plan will terminate, and all rights to purchase Shares under the Option will cease, upon the expiration of ten years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option will not be exercisable after the expiration of five years from its Grant Date; provided further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase Shares under the option may cease, upon the expiration of such period longer than ten years from the Grant Date of such Option as the Committee will determine. If on the day preceding the date on which a Grantee’s Option would otherwise terminate, the Fair Market Value of the Shares underlying a Grantee’s Option is greater than the Option Price for such Option, the Company will, prior to the termination of such Option and without any action being taken on the part of the Grantee, consider such Option to have been exercised by the Grantee. The Company will deduct from the Shares deliverable to the Grantee upon such exercise the number of Shares necessary to satisfy payment of the Option Price and all withholding obligations.

8.4                          Termination of Service.

Each Award Agreement with respect to the grant of an Option will set forth the extent to which the Grantee, if at all, will have the right to exercise such Option following termination of the Grantee’s Service. Such conditions will be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5                          Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 that results in the termination of such Option.

8.6                          Method of Exercise.

Subject to Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice will specify the number of Shares with respect to which such Option is being exercised and will be accompanied by payment in full of the Option Price of the Shares for which such Option is being exercised plus the amount, if any, of federal and/or other taxes that the Company may, in its discretion, be required to withhold with respect to the exercise of such Option.

8.7                          Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option will have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Option, to direct the voting of the Shares subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the Shares subject to the Option are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment will be made for dividends, distributions or other rights with respect to any Shares subject to an Option for which the record date is prior to the date of issuance of such Shares.

8.8                          Delivery of Shares.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect to the Option, such Grantee will be entitled to receive evidence of such Grantee’s ownership of the Shares subject to the Option consistent with Section 3.10.

8.9                          Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise the Option. Except as provided in Section 8.10, no Option will be assignable or transferable for value by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10                   Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Share Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option will continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the Shares acquired pursuant to such Option will be subject to the same restrictions with respect to transfers of such Shares as would have applied to the Grantee of the Option. Subsequent transfers of transferred Options will be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service will continue to be applied with respect to the original Grantee of the Option, following which such Option will be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11                   Limitations on Incentive Share Options.

An Option will constitute an Incentive Share Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation will be applied by taking Options into account in the order in which they were granted.

8.12                   Notice of Disqualifying Disposition.

If any Grantee makes any disposition of Shares issued pursuant to the exercise of an Incentive Share Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee will notify the Company of such disposition within ten days of such disposition.

9.                    TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

9.1                          Right to Payment and Grant Price.

A SAR will confer on the Grantee to whom it is granted a right to receive, upon exercise of the SAR, the excess of (a) the Fair Market Value of one Share on the date of exercise over (ii) the per share strike price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR will specify the SAR Price, which will be no less than the Fair Market Value of one Share on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will be subject to the same term (i.e., expire at the same time) as the related Option; provided further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one Share on the Grant Date of such SAR.

9.2                          Other Terms.

The Committee will determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs will cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR will be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3                          Term.

Each SAR granted under the Plan will terminate, and all rights under the SAR will cease, upon the expiration of ten years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR. If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of Shares underlying a Grantee’s SAR is greater than the SAR Exercise Price, the Company will, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee.

9.4                          Transferability of SARs.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR will be assignable or transferable for value by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5                          Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR will continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and Shares acquired pursuant to a SAR will be subject to the same restrictions on transfers of such Shares as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs will be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.             TERMS AND CONDITIONS OF RESTRICTED SHARES, RESTRICTED SHARE UNITS AND DEFERRED SHARE UNITS

10.1                   Grant of Restricted Shares, Restricted Share Units and Deferred Share Units.

Awards of Restricted Shares, Restricted Share Units and Deferred Share Units may be made for consideration or for no consideration, other than the par value of the Shares, which will be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2                   Restrictions.

At the time a grant of Restricted Shares, Restricted Share Units or Deferred Share Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Shares, Restricted Share Units or Deferred Share Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Award of Restricted Shares, Restricted Share Units or Deferred Share Units as provided in Section 14. Awards of Restricted Shares, Restricted Share Units and Deferred Share Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3                   Registration; Restricted Share Certificates.

Pursuant to Section 3.10, to the extent that ownership of Restricted Shares is evidenced by a book-entry registration or direct registration (including transaction advices), such registration will be notated to evidence the restrictions imposed on such Award of Restricted Shares under the Plan and the applicable Award Agreement. Subject to Section 3.10 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Shares have been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Shares. The Committee may provide in an Award Agreement with respect to an Award of Restricted Shares that either (a) the Secretary of the Company will hold such share certificates for such Grantee’s benefit until such time as such Restricted Shares are forfeited to the Company or the restrictions applicable to the Restricted Shares lapse and such Grantee will deliver a share power to the Company with respect to each share certificate, or (b) such share certificates will be delivered to such Grantee; provided that such share certificates will bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Shares under the Plan and such Award Agreement.

10.4                   Rights of Holders of Restricted Shares.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Shares will have the right to vote such Restricted Shares and the right to receive any dividends declared or paid with respect to such Restricted Shares. The Committee may provide that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Shares. Dividends paid on Restricted Shares that vests or is earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Shares are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Shares will promptly forfeit and repay to the Company such dividend payments. All share distributions, if any, received by a Grantee with respect to

Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction will be subject to the vesting conditions and restrictions applicable to such Restricted Shares.

10.5                   Rights of Holders of Restricted Share Units and Deferred Share Units.

10.5.1              Voting and Dividend Rights.

Holders of Restricted Share Units and Deferred Share Units will have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Restricted Share Units and Deferred Share Units, to direct the voting of the Shares subject to such Restricted Share Units and Deferred Share Units, or to receive notice of any meeting of the Company’s shareholders). The Committee may provide in an Award Agreement evidencing a grant of Restricted Share Units or Deferred Share Units that the holder of such Restricted Share Units or Deferred Share Units will be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Shares, a cash payment for each such Restricted Share Unit or Deferred Share Unit that is equal to the per-share dividend paid on such Shares. Dividends paid on Restricted Share Units and Deferred Share Units that vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Share Units or Deferred Share Units are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Share Units or Deferred Share Units will promptly forfeit and repay to the Company such dividend payments. Such Award Agreement also may provide that such cash payment will be deemed reinvested in additional Restricted Share Units or Deferred Share Units at a price per unit equal to the Fair Market Value of a Share on the date on which such cash dividend is paid. Such cash payments paid in connection with Restricted Share Units or Deferred Share Units that vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Share Units or Deferred Share Units are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Share Units or Deferred Share Units will promptly forfeit and repay to the Company such cash payments.

10.5.2              Creditor’s Rights.

A holder of Restricted Share Units or Deferred Share Units will have no rights other than those of a general unsecured creditor of the Company. Restricted Share Units and Deferred Share Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6                   Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Shares, Restricted Share Units or Deferred Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited. Upon forfeiture of such Restricted Shares, Restricted Share Units or Deferred Share Units, the Grantee will have no further rights with respect to the Award, including any right to vote such Restricted Shares or any right to receive dividends with respect to such Restricted Shares, Restricted Share Units or Deferred Share Units.

10.7                   Purchase of Restricted Shares and Shares Subject to Restricted Share Units and Deferred Share Units.

The Grantee of an Award of Restricted Shares, vested Restricted Share Units or vested Deferred Share Units will be required, to the extent required by Applicable Laws, to purchase such Restricted Share or the Shares subject to such vested Restricted Share Units or Deferred Share Units from the Company at a purchase price equal to the greater of (a) the aggregate par value of the Shares represented by such Restricted Shares or such vested Restricted Share Units or Deferred Share Units, or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Shares or such vested Restricted Share Units or Deferred Share Units. Such purchase price will be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered to the Company or an Affiliate.

10.8                   Delivery of Shares.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including any delayed delivery period, the restrictions applicable to Restricted Shares, Restricted Share Units or Deferred Share Units settled in Shares will lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such Shares will, consistent with Section 3.10, be issued, free of all such restrictions, to the Grantee or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, will have any further rights with regard to a Restricted Share Unit or Deferred Share Unit once the Shares represented by such Restricted Share Unit or Deferred Share Unit have been delivered in accordance with this Section 10.8.

11.             TERMS AND CONDITIONS OF UNRESTRICTED SHARES AND OTHER EQUITY-BASED AWARDS

11.1                   Unrestricted Shares.

The Committee may, in its sole discretion, grant (or sell at the par value of a Share or at such other higher purchase price as determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Shares may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2                   Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee will determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof will have no further rights with respect to such Other Equity-Based Award.

12.             FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

12.1                   General Rule.

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Shares will be made in cash or in cash equivalents acceptable to the Company.

12.2                   Surrender of Shares.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for Shares purchased upon the exercise of an Option or the purchase price, if any, for Restricted Shares may be made all or in part through the tender or attestation to the Company of Shares, which will be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3                   Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased upon the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of Shares equal in value to the difference between such Option Price and the Fair Market Value of the Shares subject to the portion of such Option being exercised.

12.4                   Other Forms of Payment.

To the extent the Award Agreement so provides and unless otherwise specified in an Award Agreement, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Shares may be made in any other form that is consistent with Applicable Laws, including (a) Service by the Grantee thereof to the Company or an Affiliate and (b) by withholding Shares that would otherwise vest or be issuable in an amount equal to the Option Price or purchase price and the required tax withholding amount.

13.             TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1                   Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the Shares specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such Shares had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee; provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights will be specified in an Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the Fair Market Value on the date of such reinvestment.

Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right will expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions that are different from the terms and conditions of such other Award; provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals will not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights will promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights.

13.2                   Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights will automatically terminate upon such Grantee’s termination of Service for any reason.

14.             TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

14.1                   Grant of Performance-Based Awards.

Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee will determine.

14.2                   Value of Performance-Based Awards.

Each grant of a Performance-Based Award will have an actual or target number of Shares or initial value that is established by the Committee at the time of grant. The Committee will set performance goals in its discretion that, depending on the extent to which they are achieved, will determine the value and/or number of Shares subject to a Performance-Based Award that will be paid out to the Grantee.

14.3                   Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 14.6.3, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards will be entitled to receive a payout on the number of the Performance-Based Awards or value earned by such Grantee over such Performance Period.

14.4                   Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards will be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or Shares (or a combination thereof) equal to the value of such earned Performance-Based Awards and will pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating to the Performance-Based Awards have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment will occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any Shares paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards will be set forth in the Award Agreement.

14.5                   Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) will be exercised by the Committee and not by the Board.

14.6                   Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award will be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1              Performance Goals Generally.

The performance goals for Performance-Based Awards will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals will be objective and will otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards will be granted, exercised and/or settled upon achievement of any single performance goal or of two or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2              Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award will be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which 25% of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

14.6.3              Payment of Awards; Other Terms.

Payment of Performance-Based Awards will be in cash, Shares, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee will specify the circumstances in which such Performance-Based Awards will be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the

Committee will specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

14.6.4              Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned will be limited to the following Performance Measures, with or without adjustment:

(a) net earnings or net income;

(b) operating earnings;

(c) pretax earnings;

(d) earnings per share;

(e) share price, including growth measures and total shareholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation and/or amortization;

(h) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions;

(i) sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(j) gross or operating margins;

(k) return measures, including return on assets, return on net assets, capital, investment, equity, sales or revenue;

(l) cash flow, including: operating cash flow; free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures; levered free cash flow, defined as free cash flow less interest expense; cash flow return on equity; and cash flow return on investment;

(m) productivity ratios;

(n) expense targets;

(o) market share;

(p) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(q) working capital targets;

(r) completion of acquisitions of businesses or companies;

(s) completion of divestitures and asset sales;

(t) customer satisfaction;

(u) pretax operating earnings after interest expense and before bonuses, services fees and extraordinary or special items;

(v) revenue targets;

(w) funds from operations (FFO);

(x) funds from operations (FFO) per share;

(y) funds from operations (FFO) as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions;

(z) funds available for distribution (FAD);

(aa) intrinsic business value;

(bb) acquisitions;

(cc) commencement of development projects;

(dd) asset turnover;

(ee) cash or funds available for distribution; or

(ff) any combination of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (e) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also will have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5              Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating or non-recurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions will be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6              Adjustment of Performance-Based Compensation.

The Committee will have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7              Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval; provided that the exercise of such discretion will not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that will not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7                   Status of Awards Under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder will, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, will be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

15.             PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan will be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company will accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Shares or Restricted Share Units, then by reducing or eliminating any other remaining Parachute Payments.

16.             REQUIREMENTS OF LAW

16.1                   General.

The Company will not be required to offer, sell or issue any Shares under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such Shares would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of Shares in connection with any Award, no Shares may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification will have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby will in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the Shares subject to such Award, the Company will not be required to offer, sell or issue such Shares unless the Committee will have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee will be final, binding, and conclusive. The Company may register, but will in no event be obligated to register, any Shares or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company will not be obligated to take any affirmative action to cause the exercise of an Option or a SAR or the issuance of Shares or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in Shares will not be exercisable until the Shares subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply will be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2                   Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted under the Plan that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action will be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and will not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.             EFFECT OF CHANGES IN CAPITALIZATION

17.1                   Changes in Shares.

If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number of shares or kind of equity shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of shares, exchange of shares, share dividend or other distribution payable in equity shares, or other increase or decrease in Shares effected without receipt of consideration by the Company occurring after the Original Effective Date, the number and kinds of equity shares for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, will be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of equity shares for which Awards are outstanding will be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs will not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but will include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company will not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 will, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of shares subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

17.2                   Reorganization in Which the Company Is the Surviving Entity That Does not Constitute a Corporate Transaction.

Subject to Sections 17.3 and 17.4, if the Company will be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities that does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan will pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter will be the same as the aggregate Option Price or SAR Price of the Shares remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award will apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 17.2, Performance-Based Awards will be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of Shares subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

17.3                   Corporate Transaction.

The provisions of this Section 17.3 will apply only to Awards granted before the Amendment Date.

Except as otherwise provided in the last sentence of this Section 17.3 and subject to Section 17.6, upon the occurrence of a Corporate Transaction:

(a) all outstanding Restricted Shares and Share Units granted prior to the Amendment Date will be deemed to have vested, and all restrictions and conditions applicable to such Restricted Shares and Share Units will be deemed to have lapsed and the Share Units will be delivered, immediately prior to the occurrence of such Corporate Transaction; and

(b) 15 days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding under the Plan and granted prior to the Amendment Date will become immediately exercisable and will remain exercisable for a period of 15 days.

With respect to the Company’s establishment of an exercise window, (a) any exercise of an Option or SAR during such 15-day period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (b) upon consummation of any Corporate Transaction all outstanding but unexercised Options and SARs will terminate. The Committee will send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders. This Section 17.3 will not apply to any Corporate Transaction to the extent that (i) provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Share Units, Restricted Shares theretofore granted, or for the substitution for such Options, SARs, Restricted Shares, and Share Units for new common share options and share appreciation rights and new common restricted shares and share units relating to the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of Shares (disregarding any consideration that is not common shares) of the successor and option and share appreciation right exercise prices, in which event the Plan, Options, SARs, Restricted Shares, and Share Units theretofore granted will continue in the manner and under the terms so provided or (ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Shares, Share Units and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, or Share Units, equal to the formula or fixed price per share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (B) the Option Price or SAR Exercise Price applicable to such Shares.

The Committee will determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Shares and Share Units granted prior the Amendment Date and such effect will be set forth in the applicable Award Agreement.

17.4  Corporate Transaction in which Awards granted after the Amendment Date are not Assumed.

The provisions of this Section 17.4 will apply only to Awards granted after the Amendment Date.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights or Other Equity-Based Awards that were granted after the Amendment Date are not being assumed or continued, the following provisions will apply to such Award, to the extent not assumed or continued:

(a) in each case with the exception of Performance-Based Awards, all outstanding Restricted Shares will be deemed to have vested, all Restricted Share Units and Deferred Share Units will be deemed to have vested and the Shares subject thereto will be delivered, and all Dividend Equivalent Rights will be deemed to have vested and the Shares subject thereto will be delivered, immediately prior to the occurrence of such Corporate Transaction, and either of the following two actions will be taken:

(i) 15 days prior to the scheduled consummation of such Corporate Transaction, all Options and SARs outstanding hereunder will become immediately exercisable and will remain exercisable for a period of 15 days, which exercise will be effective upon such consummation; or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, Restricted Share Units, Deferred Share Units and Dividend Equivalent Rights (for Shares subject thereto), equal to the formula or fixed price per share paid to holders of Shares pursuant to such Corporate Transaction and, in the case of Options or SARs, equal to the product of the number of Shares subject to such Options or SARs (the “Award Shares”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Shares.

(b) For Performance-Based Awards granted after the Amendment Date, if less than half of the Performance Period has lapsed, such Awards will be treated as though target performance has been achieved immediately prior to the occurrence of the Corporate Transaction. If at least half the Performance Period has lapsed, actual performance to date will be determined as of a date reasonably proximal to the date of consummation of the Corporate Transaction as determined by the Committee in its sole discretion, and that level of performance thus determined will be treated as achieved immediately prior to occurrence of the Corporate Transaction. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards will be treated as though target performance has been achieved. After application of this Section 17.4(b), if any Awards arise from application of this Section 17, such Awards will be settled under the applicable provision of Section 17.4(a).

(c) Other Equity-Based Awards granted after the Amendment Date will be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the 15-day period referred to above will be conditioned upon the consummation of the applicable Corporate Transaction and will be effective only immediately before the consummation thereof, and (B) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs will terminate. The Committee will send notice of an event that will result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

17.5                   Corporate Transaction in which Awards Granted after the Amendment Date are Assumed.

The provisions of this Section 17.5 will apply only to Awards granted after the Amendment Date

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights or Other Equity-Based Awards granted after the Amendment Date are being assumed or continued, the following provisions will apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights and Other Equity-Based Awards granted under the Plan after the Amendment Date will continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of such Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights and Other Equity-Based Awards of new common share options, share appreciation rights, restricted shares, common restricted share units, common deferred share units, dividend equivalent rights and other equity-based awards relating to the equity of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and option and share appreciation rights exercise prices. In the event an Award granted after the Amendment Date is assumed, continued or substituted upon the consummation of any Corporate Transaction and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within two years following the consummation of such Corporate Transaction, such Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee will determine.

17.6                   Adjustments

Adjustments under this Section 17 related to Shares or other securities of the Company will be made by the Committee, whose determination in that respect will be final, binding and conclusive. No fractional shares or other securities will be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment will be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3, 17.5 and 17.5. This Section 17 will not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Corporate Transaction.

17.7                   No Limitations on Company.

The making of Awards pursuant to the Plan will not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18.             GENERAL PROVISIONS

18.1                   Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement will be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan will be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan will be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed in the Plan. The Plan and Awards will in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2                   Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

18.3                   Withholding Taxes.

The Company or an Affiliate, as the case may be, will have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee will pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of Shares subject to an Award, the Grantee will pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold Shares otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate Shares already owned by the Grantee. The Shares so withheld or delivered will have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the Shares used to satisfy such withholding obligation will be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of Shares pursuant to such Award, as applicable, may not exceed such number of Shares having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of Shares. Notwithstanding Section 2.22 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any Shares subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares will be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale. In such case, the percentage of Shares withheld will equal the applicable minimum withholding rate.

18.4                   Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and will not affect the meaning of any provision of the Plan or such Award Agreement.

18.5                   Construction.

Unless the context otherwise requires, all references in the Plan to “including” will mean “including, without limitation.”

18.6                   Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7                   Number and Gender.

With respect to words used in the Plan, the singular form will include the plural form and the masculine gender will include the feminine gender, as the context requires.

18.8                   Severability.

If any provision of the Plan or any Award Agreement will be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof will be severable and enforceable in accordance with their terms, and all provisions will remain enforceable in any other jurisdiction.

18.9                   Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder will be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10            Code Section 409A.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Grantee’s “separation from service” (as defined for purposes of Code Section 409A) will instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company, any Affiliate nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A of the Code and neither the Company, any Affiliate nor the Committee will have any liability to any Grantee for such tax or penalty.

*                                         *                                         *

To record the amendment and restatement of the Plan by the Board as of March 29, 2013, and, subject to approval of the Plan, as amended and restated, by the shareholders on May 8, 2013, the Company has caused its authorized officer to execute the Plan.

KITE REALTY GROUP TRUST

By:

Title:

EXHIBIT A

KITE REALTY GROUP TRUST

2013 EQUITY INCENTIVE PLAN

EXCLUSIONS FROM AFFILIATES

Circle Block Owners’ Association, Inc.

Circle Block Funding, Inc.

Circle Block Hotel, LLC

Circle Block Investor, LLC

Circle Block Operators, LLC

Circle Block Partners, LLC

GBK Development, LLC

HK Partners, LLC

JK Marco, LLC

KM Circle Block, Inc.

KMI Management, LLC

Kite Acquisitions, LLC

Kite Capital, LLC

Kite Faris, LLC

Kite Noblesville, LLC

Kite, Inc.

KSK Scottsdale Mall, L.P.